Exhibit 99.1

Media Contacts:	Investor Contacts:
Susannah Budington	Claudine Prowse, Ph.D.
Director, Corporate Public Relations	Executive Director, Investor Relations
301-545-1062	301-315-1785

Jerry Parrott	Peter Vozzo
Vice President, Corporate Communications	Senior Director, Investor Relations
301-315-2777	301-251-6003
HUMAN GENOME SCIENCES UPDATES INVESTORS ON PROGRESS OF BENLYSTA® LAUNCH AND FUTURE PRIORITIES
•	U.S. launch of BENLYSTA for systemic lupus off to a good start; launch preparations in Europe on track

•	HGS expects to reach profitability in 2013
ROCKVILLE, Maryland — April 14, 2011 — Human Genome Sciences, Inc. (Nasdaq: HGSI) today will report on the progress of its U.S. launch of BENLYSTA® (belimumab) and outline future strategic priorities at a meeting of financial analysts and investors in New York. (A webcast of today’s HGS Analyst and Investor Meeting may be accessed at www.hgsi.com, beginning at 1:00 PM Eastern time.)
“The FDA’s approval of BENLYSTA as the first new drug for systemic lupus in more than fifty years opens the door to a promising future for Human Genome Sciences,” said H. Thomas Watkins, President and Chief Executive Officer. “Our U.S. launch of BENLYSTA is off to a good start, our preparations for a European launch are on track, and our collaboration with GlaxoSmithKline is going well. HGS now expects to reach profitability in 2013.”

Mr. Watkins said that, as the Company moves forward, HGS has three over-arching strategic priorities: first, the successful global commercialization of BENLYSTA; second, achieving the full therapeutic and commercial potential of BENLYSTA through further development in SLE and other B-cell mediated diseases; and third, continuing to strengthen the HGS product pipeline.
2011 Financial Guidance
As previously indicated, HGS expects cash and investments at year-end 2011 to total between $550 million and $650 million. Cash and investments were $933.4 million at year-end 2010.
At today’s Analyst and Investor Meeting, HGS said that it expects SG&A and R&D expense for 2011 to total between $330 million and $390 million. The anticipated SG&A increase to between $150 million and $170 million will primarily reflect the full-year impact of the U.S. commercial expansion begun in 2010, as well as continued growth of the HGS organization in Europe. The Company expects R&D spending for the year to total in the range of between $180 million and $220 million.
HGS Analyst and Investor Meeting Webcast
The presentations at the HGS Analyst and Investor Meeting today in New York will be webcast starting at 1:00 PM Eastern time and may be accessed at www.hgsi.com. Investors interested in listening to the live webcast should log on before the presentations begin in order to download any software required. The archive of the presentations will be available for several days following the meeting.
About Human Genome Sciences
Human Genome Sciences exists to place new therapies into the hands of those battling serious disease.
For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals and patients interested in clinical trials of HGS products may inquire via e-mail to medinfo@hgsi.com This e-mail address is being protected from spam bots, you need JavaScript enabled to view it or by calling HGS at (877) 822-8472.
HGS, Human Genome Sciences and BENLYSTA are trademarks of Human Genome Sciences, Inc. Other trademarks referenced are the property of their respective owners.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of Human Genome Sciences’ unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials and regulatory approvals, Human Genome Sciences’ ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with facilities, intense competition, the uncertainty of patent and intellectual property protection, Human Genome Sciences’ dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
# # #

3